040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20150158753-67**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **04/03/2015 8:20 AM**
	Entity Number **E0179482015-1**

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	EOS Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Legalinc Corporate Services Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Yu Cheng Yang (Name) 221 East Walnut Street, Suite 122 (Street Address) / Pasadena (City) / CA (State) / 91101 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Yu Cheng Yang (Name) — X Yang Yu Cheng (Incorporator Signature) 221 East Walnut Street, Suite 122 (Address) / Pasadena (City) / CA (State) / 91101 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Nancy Hernandez Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date 4/2/15